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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                           -------------------------

                                    FORM 8-K

                           -------------------------

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): AUGUST 13, 1999





                             INTERVOICE-BRITE, INC.
             (Exact name of Registrant as specified in its charter)




          TEXAS                        000-13616               75-1927578
 (State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)




        17811 WATERVIEW PARKWAY
             DALLAS, TEXAS                                  75252
(Address of principal executive offices)                  (Zip Code)





     Registrant's Telephone Number, including area code:  (972) 454-8000



                                INTERVOICE, INC.
   (Former name, former address and former fiscal year, if changed since last report)




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ITEM 5.  OTHER EVENTS

         On August 13, 1999, InterVoice-Brite, Inc., a Texas corporation ("InterVoice"), (formerly InterVoice, Inc.), announced that its wholly-owned subsidiary, InterVoice Acquisition Subsidiary III, Inc., a Nevada corporation ("Merger Sub"), merged with and into Brite Voice Systems, Inc., a Kansas corporation ("Brite") (the "Merger") pursuant to the previously announced Acquisition Agreement and Plan of Merger by and among InterVoice, Merger Sub and Brite dated as of April 27, 1999 (the "Merger Agreement"). The Merger was the second and final step of the acquisition of Brite by InterVoice. InterVoice, through Merger Sub, acquired approximately 75% of the outstanding common stock, no par value, of Brite ("Brite Common Stock") on June 9, 1999 when its tender offer for 9,158,155 shares of Brite Common Stock (the "Offer") was closed. As a result of the Merger, Brite is now a wholly-owned subsidiary of InterVoice.

         As a result of the Merger, each share of common stock of Brite issued and outstanding at the effective time of the Merger (other than shares owned by InterVoice, Merger Sub or any of their subsidiaries) was converted into
0.957143 shares of InterVoice common stock (the "Exchange Ratio"). The Merger Agreement provides that the Exchange Ratio was to be derived by dividing $13.40 by the average of the per share closing price of InterVoice common stock on the Nasdaq National Market for the 25 trading days immediately preceding the effective time of the Merger, except that such 25-day average closing price must be at least $8.00 and no higher than $14.00. On August 12, 1999, the day immediately preceding the effective time of the Merger, the 25-day average closing price of InterVoice common stock was $14.74, so $14.00 was used as the denominator in determining the Exchange Ratio.

         No fractional shares of InterVoice common stock were issued. Instead, Brite stockholders will receive a cash amount determined by multiplying any fractional share of InterVoice common stock they would be entitled to receive by $14.74, the 25-day average trading closing price of InterVoice common stock on August 12, 1999.

         At the August 17, 1999 Annual Meeting of Shareholders of InterVoice, InterVoice's shareholders voted to approve a proposed amendment to InterVoice's Articles of Incorporation to change the name of the company to "InterVoice-Brite, Inc." The name change became effective on August 18, 1999.

         Brite is based out of Heathrow, Florida and designs, integrates, assembles, markets and supports voice processing and call processing systems and services which incorporate prepaid/postpaid applications, voice response, voice recognition, voice/facsimile messaging, audiotex and interactive computer applications into both standard products and customized market solutions.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

         2.1 Acquisition Agreement and Plan of Merger by and among InterVoice, Inc., InterVoice Acquisition Subsidiary III, Inc. and Brite Voice Systems, Inc. dated as of April 27, 1999 (incorporated herein by reference to Exhibit 99.(c)(1) to the Schedule 14D-1 filed by InterVoice, Inc. and InterVoice Acquisition Subsidiary III, Inc. on May 3, 1999).

         99.1* Press release dated August 13, 1999 announcing completion of the merger.

         99.2* Press release dated August 18, 1999 announcing name change.

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*filed herewith



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             INTERVOICE-BRITE, INC.




                              By: /s/ ROB-ROY J. GRAHAM
                                  ----------------------------------------
                                  Rob-Roy J. Graham
                                  Secretary and Chief Financial Officer





         Date:    August 27, 1999


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                                 EXHIBIT INDEX


Exhibit
Number                            Description
--------                          -----------
  2.1   -- Acquisition Agreement and Plan of Merger by and among InterVoice,
           Inc., InterVoice Acquisition Subsidiary III, Inc. and Brite Voice
           Systems, Inc. dated as of April 27, 1999 (incorporated herein by reference to Exhibit 99.(c)(1) to the Schedule 14D-1 filed by
           InterVoice, Inc. and InterVoice Acquisition Subsidiary III, Inc. on
           May 3, 1999).

  99.1* -- Press release dated August 13, 1999 announcing completion of the merger.

  99.2* -- Press release dated August 18, 1999 announcing name change.

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*filed herewith